Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

BAKKT HOLDINGS, INC.,

BAKKT NEWCO HOLDINGS, INC.

AND

BAKKT MERGER SUB 1, INC.

DATED AS OF NOVEMBER 3, 2025

Exhibits

Exhibit A	Form of Certificate of Merger of Old PubCo
Exhibit B	Form of Surviving Corporation Charter
Exhibit C	Form of Surviving Corporation By-laws

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), entered into as of 12:05 a.m. Eastern Time on November 3, 2025, by and among Bakkt Holdings, Inc., a Delaware corporation (“Old PubCo”), Bakkt NewCo Holdings, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Old PubCo (“New PubCo”), and Bakkt Merger Sub 1, Inc., a Delaware corporation and a direct, wholly owned subsidiary of New PubCo (“Merger Sub 1”) (each a “Party” and collectively the “Parties”).

W I T N E S S E T H

WHEREAS, as of October 30, 2025, Old PubCo has the authority to issue 571,000,000 shares, consisting of (i) 1,000,000 shares of preferred stock, par value $0.0001 per share (the “Old PubCo Preferred Stock”), of which no share is issued and outstanding, (ii) 560,000,000 shares of Class A common stock, par value $0.0001 per share (the “Old PubCo Class A Common Stock”), of which 16,794,136 shares are issued and outstanding, and (iii) 10,000,000 shares of Class V common stock, par value $0.0001 per share (the “Old PubCo Class V Common Stock”), of which 7,174,575 shares are issued and outstanding;

WHEREAS, as of the Effective Time (as defined below), New PubCo will have the authority to issue 571,000,000 shares, consisting of (i) 1,000,000 shares of preferred stock, par value $0.0001 per share (the “New PubCo Preferred Stock”), (ii) 560,000,000 shares of Class A Common Stock, par value $0.0001 per share (the “New PubCo Class A Common Stock”), and (iii) 10,000,000 shares of Class V Common Stock, par value $0.0001 per share (the “New PubCo Class V Common Stock”);

WHEREAS, as of the date hereof, Merger Sub 1 has the authority to issue 100 shares of common stock, par value $0.0001 per share, of which 100 shares are issued and outstanding on the date hereof and owned by New PubCo;

WHEREAS, as of the date hereof, Old PubCo has (i) 1,153,200 Class 1 warrants to purchase shares of Old PubCo Class A Common Stock (the “Class 1 Warrants”), (ii) 864,650 Class 2 warrants to purchase shares of Old PubCo Class A Common Stock (the “Class 2 Warrants”), and (iii) 7,140,383 publicly traded warrants to purchase shares of Old PubCo Class A Common Stock (the “Public Warrants”) outstanding and unexercised;

WHEREAS, as of the Effective Time, the designations, rights, powers and preferences, and the qualifications, limitations and restrictions of the New PubCo Preferred Stock, the New PubCo Class A Common Stock and the New PubCo Class V Common Stock will be the same as those of Old PubCo Preferred Stock, the Old PubCo Class A Common Stock and the Old PubCo Class V Common Stock, respectively;

WHEREAS, the Amended and Restated Certificate of Incorporation of New PubCo and the Amended and Restated By-laws of New PubCo, which will be in effect immediately following the Effective Time, shall contain provisions identical to the Certificate of Incorporation of Old PubCo, as amended, restated, and/or amended and restated (the “Old PubCo Charter”), and the By-laws of Old PubCo, as amended, restated, and/or amended and restated (the “Old PubCo By-laws”), in each case in effect as of the date hereof and that will be in effect immediately prior to the Effective Time (other than as permitted by Section 251(g) of the General Corporation Law of the State of Delaware (as amended, the “DGCL”));

WHEREAS, the participating members of the Audit and Risk Committee of Old PubCo have determined that Old PubCo should pursue a reorganization of certain of its entities to eliminate its existing umbrella partnership-C corporation structure (the “Reorganization”) and have approved the Reorganization and the transactions contemplated thereby;

WHEREAS, a majority of disinterested members of the board of directors of Old PubCo has determined that the Reorganization and the transactions contemplated thereby would be fair, just and reasonable and in the best interests of Old PubCo and its stockholders;

WHEREAS, the Reorganization contemplates, in accordance with Section 251(g) of the DGCL, (i) the formation of New PubCo to serve as a new holding company of Old PubCo and to replace Old PubCo as the listed company, (ii) the exchange by holders of shares of Old PubCo Class A Common Stock and Old PubCo Class V Common Stock of the Company for an equivalent number of shares of New PubCo Class A Common Stock, having the same voting and economic rights as Old PubCo Class A Common Stock, (iii) the exchange of Class 1 Warrants and Class 2 Warrants for equivalent warrants to purchase shares of New PubCo Class A Common Stock, and (iv) the replacement of Public Warrants with equivalent warrants to purchase shares of New PubCo Class A Common Stock;

WHEREAS, New PubCo and Merger Sub 1 are newly formed corporations organized for the sole purpose of participating in the transactions herein contemplated and actions related and incidental thereto, own no assets (other than New PubCo’s ownership of Merger Sub 1 and nominal capital) and have taken no actions other than those necessary or advisable to organize the corporations and to effect the transactions herein contemplated and actions related and incidental thereto;

WHEREAS, the boards of directors of New PubCo and Old PubCo have approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger (as defined below);

WHEREAS, the board of directors of Merger Sub 1 has (i) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, (ii) resolved to submit the approval of the adoption of this Agreement and the transactions contemplated hereby, including the Merger, to its sole stockholder, and (iii) resolved to recommend to its sole stockholder that it approve the adoption of this Agreement and the transactions contemplated hereby, including the Merger; and

WHEREAS, for U.S. federal income tax purposes, it is intended that the Merger will, together with the OpCo Merger (as defined below) and the Contributions (as defined below), qualify as a transaction described in Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”), and that the Merger will further qualify as a “reorganization” within the meaning of Section 368(a) of the Code and that this Agreement constitutes, and is hereby adopted as, a plan of reorganization within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a).

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

THE MERGER

1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, in accordance with Section 251(g) of the DGCL, Merger Sub 1 shall merge with and into Old PubCo (such merger, the “Merger”), whereupon the separate corporate existence of Merger Sub 1 shall cease, and Old PubCo shall continue as the surviving corporation of the Merger (the “Surviving Corporation”) and a direct, wholly owned subsidiary of New PubCo. At the Effective Time, the Merger shall have the effects specified herein and in Section 259 of the DGCL. From and after the Effective Time, by virtue of the Merger and without any further action by any other person, the Surviving Corporation shall possess all the rights, powers, privileges and franchises, and be subject to all of the obligations, liabilities, restrictions, disabilities and duties of Old PubCo and Merger Sub 1, in each case, to the fullest extent provided under the DGCL.

1.2 Effective Time. As soon as practicable on or after the execution of this Agreement, Old PubCo shall file a certificate of merger, in substantially the form attached hereto as Exhibit A, executed in accordance with the relevant provisions of the DGCL, with the Secretary of State of the State of Delaware and the Parties shall make all other filings or recordings (or tender or deliver any taxes or fees) required under the DGCL to effectuate the Merger. The Merger shall become effective as of 4:01 p.m. Eastern Time on November 3, 2025 or at such other date and time as the Parties shall agree and specify in the certificate of merger (the date and time the Merger becomes effective being referred to herein as the “Effective Time”).

1.3 Certificate of Incorporation. At the Effective Time, the Old PubCo Charter shall be amended and restated in the Merger, in accordance with Section 251(g) of the DGCL, to read in its entirety in substantially the form attached hereto as Exhibit B and as so amended and restated, shall constitute the certificate of incorporation of the Surviving Corporation (the “Surviving Corporation Charter”), until thereafter amended pursuant to the terms thereof and applicable law.

1.4 By-laws. At the Effective Time, the Old PubCo By-laws shall be amended and restated to read in their entirety in substantially the form attached hereto as Exhibit C and as so amended and restated, shall constitute the by-laws of the Surviving Corporation (the “Surviving Corporation By-laws”), until thereafter amended pursuant to the terms thereof and applicable law.

1.5 Directors. The directors of Merger Sub 1 in office immediately prior to the Effective Time shall, effective as of the Effective Time, be the directors of the Surviving Corporation and will continue to hold office from the Effective Time until the earlier of their resignation or removal or death or until their successors are duly elected or appointed and qualified in the manner provided in the Surviving Corporation Charter and the Surviving Corporation By-laws and applicable law. The Parties shall take all required action, if any, so that the directors of Old PubCo immediately prior to the Merger shall be the directors of New PubCo immediately following the Merger.

1.6 Officers. The officers of Merger Sub 1 in office immediately prior to the Effective Time shall, effective as of the Effective Time, be the officers of the Surviving Corporation and will continue to hold office from the Effective Time until the earlier of their resignation or removal or death or until their successors are duly elected or appointed and qualified in the manner provided in the Surviving Corporation Charter and the Surviving Corporation By-laws and applicable law. The Parties shall take all required action, if any, so that the officers of Old PubCo immediately prior to the Merger shall be the officers of New PubCo immediately following the Merger.

ARTICLE II

EFFECT OF MERGER ON EQUITY INTERESTS OF OLD PUBCO; MERGER CONSIDERATION

2.1 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of New PubCo, Merger Sub 1, Old PubCo or any holder of any securities thereof:

(a) Conversion of Old PubCo Class A Common Stock. Each share of Old PubCo Class A Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of New PubCo Class A Common Stock.

(b) Conversion of Old PubCo Class V Common Stock. Each share of Old PubCo Class V Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of New PubCo Class V Common Stock.

(c) Conversion of Old PubCo Stock Held as Treasury Stock. Each share of (i) Old PubCo Preferred Stock held in Old PubCo’s treasury shall be converted into one validly issued, fully paid and nonassessable share of New PubCo Preferred Stock, (ii) Old PubCo Class A Common Stock held in Old PubCo’s treasury shall be converted into one validly issued, fully paid and nonassessable share of New PubCo Class A Common Stock and (iii) Old PubCo Class V Common Stock held in Old PubCo’s treasury shall be converted into one validly issued, fully paid and nonassessable share of New PubCo Class V Common Stock, in each case, to be held immediately after completion of the Merger in the treasury of New PubCo.

2.2 New PubCo Shares. Prior to the Effective Time, Old PubCo and New PubCo shall take any and all actions as are necessary to ensure that each share of capital stock of New PubCo that is owned by Old PubCo immediately prior to the Effective Time shall be cancelled and cease to be outstanding at the Effective Time, and no payment shall be made therefor, and Old PubCo, by execution of this Agreement, agrees to forfeit such shares and relinquish any rights to such shares at the Effective Time.

2.3 No Appraisal Rights. In accordance with the DGCL, no appraisal rights shall be available to any holder of shares of Old PubCo Class A Common Stock or Old PubCo Class V Common Stock in connection with the Merger.

ARTICLE III

ASSIGNMENT AND ASSUMPTION OF AGREEMENTS

3.1 Equity Plan and Awards. At the Effective Time, Old PubCo will transfer to New PubCo, and New PubCo will assume, Old PubCo’s Equity Plan and all of Old PubCo’s Awards (as defined below), along with all of Old PubCo’s rights and obligations under the Equity Plan and Awards. At the Effective Time, Old PubCo will transfer to New PubCo, and New PubCo will assume, Old PubCo’s rights and obligations under each (a) stock option to purchase a share of Old PubCo capital stock (each, a “Stock Option”), (b) time-based restricted stock unit granted in respect of shares of Old PubCo capital stock (each, a “RSU”), (c) performance-based restricted stock unit granted in respect of shares of Old PubCo capital stock (each, a “PSU”) and (d) right to acquire, receive or vest in a share of Old PubCo capital stock (which, for the avoidance of doubt, shall include the Class 1 Warrants, the Class 2 Warrants and the Public Warrants and shall exclude any awards granted under the OpCo Second Amended and Restated Bakkt Equity Incentive Plan) (each, a “Stock Award” and together with the Stock Options, the RSUs and the PSUs, the “Awards”) issued under the Equity Plan or granted by Old PubCo outside of the Equity Plan, pursuant to NYSE Listing Rule 303A.08, or as otherwise approved by the stockholders of Old PubCo, or, in the case of the Class 1 Warrants, the Class 2 Warrants and the Public Warrants, as otherwise approved by the board of directors of Old PubCo, that is outstanding immediately prior to the Effective Time, which Awards shall be converted into a stock option to purchase, a right to acquire or vest in, or a right to vest in time-based or performance-based restricted stock units denominated in shares of New PubCo capital stock of the same class and with the same rights and privileges relative to New PubCo that such share underlying the applicable Stock Option, RSU, PSU or Stock Award had relative to Old PubCo immediately prior to the Effective Time on otherwise the same terms and conditions (including with respect to vesting, termination and forfeiture) as were applicable immediately prior to the Effective Time, and including, for Stock Options, at an exercise price per share equal to the exercise price per share for the applicable share of Old PubCo capital stock. For purposes of this Agreement, “Equity Plan” shall mean Old PubCo’s 2021 Omnibus Incentive Plan, as amended. Prior to the Effective Time, Old PubCo shall take all corporate actions necessary to effectuate the treatment of the Equity Plan and Awards as contemplated by this Section 3.1. New PubCo shall take all action necessary or appropriate to have available for issuance a sufficient number of shares of New PubCo Class A Common Stock for delivery upon the exercise or settlement of the assumed Awards.

3.2 Assumption of Other Agreements. Effective as of the Effective Time, New PubCo (as successor to Old PubCo) hereby assumes and agrees to perform, all obligations of Old PubCo pursuant to any other agreements that management of Old PubCo deems necessary to be assumed by New PubCo, including the agreements listed on Schedule 1 attached hereto (collectively, the “Assumed Agreements”). At the Effective Time, the Assumed Agreements shall be deemed amended to (i) reflect the assumption by New PubCo described above, (ii) provide that references to Old PubCo shall be read to refer to New PubCo and (iii) add New PubCo as a party thereto, to the extent deemed necessary or appropriate. Old PubCo and New PubCo will take or cause to be taken all actions necessary or desirable in order to implement, confirm and effectuate the assumption by New PubCo hereof of the Assumed Agreements.

3.3 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either Merger Sub 1 or Old PubCo acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of Merger Sub 1 and Old PubCo, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of Merger Sub 1 and Old PubCo or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

ARTICLE IV

TAX MATTERS

4.1 Tax Treatment. For U.S. federal income tax purposes, it is intended that the Merger will, together with the merger of Bakkt Opco Holdings, LLC (“OpCo”) and Bakkt Merger Sub 2, LLC (“Merger Sub 2”) pursuant to the Agreement and Plan of Merger effective on the date hereof by and among New PubCo, OpCo, Bakkt Management, LLC and Merger Sub 2 (such merger, the “OpCo Merger”) and the Contributions (as defined under the Contribution Agreement, dated as of October 16, 2025 and amended as of November 3, 2025, by and among Old PubCo, Intercontinental Exchange Holdings, Inc. and Akshay Naheta), qualify as a transaction described in Section 351 of the Code and that the Merger will further qualify as a “reorganization” within the meaning of Section 368(a) of the Code and that this Agreement constitutes, and is hereby adopted as, a plan of reorganization within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a).

ARTICLE V

TERMINATION

5.1 Termination. This Agreement may be terminated, and the Merger and the other transactions provided for herein may be abandoned, whether before or after the adoption of this Agreement by the sole stockholder of Merger Sub 1 and, at any time prior to the Effective Time, by Old PubCo. In the event of termination of this Agreement, this Agreement shall forthwith become void and have no effect, and neither the Parties nor their respective stockholders, directors or officers shall have any liability with respect to such termination or abandonment.

ARTICLE VI

MISCELLANEOUS

6.1 Amendments. At any time prior to the Effective Time, this Agreement may be supplemented, amended or modified, whether before or after the adoption of this Agreement by Merger Sub 1, by the mutual consent of the Parties by action by their respective boards of directors; provided, however, that, no amendment shall be effected subsequent to the adoption of this Agreement by the sole stockholder of Merger Sub 1 that by law requires further approval or authorization by the sole stockholder of Merger Sub 1 or the stockholders of Old PubCo without such further approval or authorization. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties.

6.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns and all such successors and permitted assigns shall be deemed to be a party hereto for all purposes hereof. No Party may assign, delegate, or otherwise transfer either this Agreement or any of their rights, interests, or obligations hereunder without the prior written consent of each of the other Parties; provided, that New PubCo may assign any of its rights or delegate any of its obligations (in whole or in part) under this Agreement to any affiliate thereof, but in no event shall any such assignment release New PubCo or Merger Sub 1 from any of their respective obligations under this Agreement.

6.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of laws, provisions or rules that would cause the application of the laws of any jurisdiction other than the State of Delaware.

6.4 Counterparts. This Agreement may be executed in any number of identical counterparts, each of which for all purposes shall be deemed an original, and all of which shall constitute collectively one instrument. This Agreement may be validly executed and delivered by facsimile or other electronic transmission. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the Parties consent to conduct the transactions contemplated hereunder by electronic means.

6.5 Entire Agreement. This Agreement, together with the Schedules, Exhibits, the other certificates, documents, instruments and writings referred to herein or delivered pursuant hereto, constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof. Each of the Parties acknowledges that no other Party, nor any agent or attorney of any other Party, has made any promise, representation or warranty whatsoever not contained herein, and that such Party has not executed or authorized the execution of this Agreement in reliance upon any such promise, representation or warranty not contained herein.

6.6 Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable by any applicable law or public policy, this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable so long as the legal substance of the transactions contemplated herein is not affected in any manner materially adverse to any Party, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable law.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of 12:05 a.m. Eastern Time on November 3, 2025.

BAKKT HOLDINGS, INC.

By	/s/ Marc D’Annunzio
	Name:	Marc D’Annunzio
	Title:	General Counsel

BAKKT NEWCO HOLDINGS, INC.

By	/s/ Marc D’Annunzio
	Name:	Marc D’Annunzio
	Title:	General Counsel

BAKKT MERGER SUB 1, INC.

By	/s/ Marc D’Annunzio
	Name:	Marc D’Annunzio
	Title:	Secretary

[Signature Page to Agreement and Plan of Merger]

Schedule 1

Assumed Agreements

1.	Tax Receivable Agreement, dated as of October 15, 2021, by and among Bakkt Holdings, Inc. and each of the other persons from time to time party thereto, as amended

2.	Contribution Agreement, dated as of October 16, 2025, by and among Bakkt Holdings, Inc., Akshay Sudhir Naheta and Intercontinental Exchange Holdings, Inc., as amended

3.	Amended and Restated Exchange Agreement, dated as of May 3, 2022, by and among Bakkt Holdings, Inc., Bakkt Opco Holdings, LLC and each of the other persons from time to time party hereto

4.	Registration Rights Agreement, dated as of October 15, 2021, by and among Bakkt Holdings, Inc., Intercontinental Exchange Holdings, Inc., and the other parties thereto

5.	Securities Purchase Agreement, dated as of February 29, 2024, between Bakkt Holdings, Inc. and Intercontinental Exchange Holdings, Inc.

6.	Registration Rights Agreement, dated as of June 17, 2025, by and among Bakkt Holdings, Inc. and YA II PN, Ltd.

7.	Cooperation Agreement, dated March 19, 2025, by and among Bakkt Holdings, Inc., Distributed Technologies Research Global Ltd and Akshay Naheta

8.	Executive Employment Agreement, dated as of March 19, 2025, between Bakkt Holdings, Inc., and Akshay Sudhir Naheta

9.	Indemnification Agreement, dated as of March 19, 2025, by and between Bakkt Holdings, Inc. and Akshay Sudhir Naheta

10.	Indemnification Agreement, dated as of April 21, 2022, by and between Bakkt Holdings, Inc. and Jill Simeone

11.	Indemnification Agreement, dated as of May 21, 2022, by and between Bakkt Holdings, Inc. and Karen Alexander

12.	Indemnification Agreement, dated as of October 15, 2021, by and between Bakkt Holdings, Inc. and Michelle Goldberg

13.	Indemnification Agreement, dated as of October 15, 2021, by and between Bakkt Holdings, Inc. and Sean Collins

14.	Indemnification Agreement, dated as of October 15, 2021, by and between Bakkt Holdings, Inc. and Marc D’Annunzio

15.	Indemnification Agreement, dated as of July 15, 2024, by and between Bakkt Holdings, Inc. and Joseph Henderson

16.	Indemnification Agreement, dated as of July 19, 2024, by and between Bakkt Holdings, Inc. and Colleen Birdnow Brown

17.	Indemnification Agreement, dated as of September 17, 2025, by and between Bakkt Holdings, Inc. and Michael Alfred

18.	Indemnification Agreement, dated as of October 19, 2025, by and between Bakkt Holdings, Inc. and Madelyn Schwartzer

19.	Equity Plan and all Awards issued thereunder

1-1

EXHIBIT A

FORM OF CERTIFICATE OF MERGER OF OLD PUBCO

[See attached.]

CERTIFICATE OF MERGER

MERGING

BAKKT MERGER SUB 1, INC.

WITH AND INTO

BAKKT HOLDINGS, INC.

November 3, 2025.

Pursuant to Section 251 of the General Corporation Law of the State of Delaware (the “DGCL”), Bakkt Holdings, Inc., a Delaware corporation (the “Corporation”), hereby certifies as of the date hereof to the following information relating to the merger (the “Merger”) of Bakkt Merger Sub 1, Inc., a Delaware Corporation (“Merger Sub”), with and into the Corporation:

FIRST: The name and state of incorporation of each of the constituent corporations to the Merger (each, a “Constituent Corporation”) are as follows:

Name	State of Incorporation
Bakkt Merger Sub 1, Inc.	Delaware
Bakkt Holdings, Inc.	Delaware

SECOND: An Agreement and Plan of Merger, dated as of 12:05 a.m. Eastern Time on November 3, 2025 (as amended or otherwise modified in accordance with its terms, the “Agreement”), by and among the Corporation, Merger Sub and the other parties named therein, has been approved, adopted, executed and acknowledged by each Constituent Corporation in accordance with the requirements of Section 251 of the DGCL (and adopted by the sole stockholder of Merger Sub in accordance with Section 228 of the DGCL) and sets forth the agreement of merger of the Constituent Corporations.

THIRD: The Corporation will be the surviving corporation in the Merger (the “Surviving Corporation”) and the name of the Surviving Corporation will be: Bakkt Intermediate Holdings, Inc.

FOURTH: The certificate of incorporation of the Corporation as in effect immediately prior to the effective time of the Merger shall be amended and restated as set forth in Annex I attached hereto and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation.

FIFTH: The executed Agreement is on file at an office of the Surviving Corporation, the address of which is: c/o Bakkt Holdings, Inc., 10000 Avalon Boulevard, Suite 1000, Alpharetta, GA 30009.

SIXTH: A copy of the Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either Constituent Corporation.

SEVENTH: This Certificate of Merger and the Merger will become effective as of 4:01 p.m. Eastern Time on November 3, 2025, pursuant to Section 103 of the DGCL.

[Remainder of page intentionally blank]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Merger to be signed by an authorized officer as of the date first written above.

BAKKT HOLDINGS, INC.

By	/s/ Marc D’Annunzio
	Name:	Marc D’Annunzio
	Title:	General Counsel and Secretary

Annex I

Certificate of Incorporation of the Surviving Corporation

[See attached.]

EXHIBIT B

FORM OF SURVIVING CORPORATION CHARTER

[See attached.]

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

BAKKT INTERMEDIATE HOLDINGS, INC.

FIRST. The name of the corporation is Bakkt Intermediate Holdings, Inc.

SECOND. The address of the corporation’s registered office in the State of Delaware is 251 Little Falls Drive, City of Wilmington, County of New Castle, Delaware 19808. The name of the corporation’s registered agent at such address is Corporation Service Company.

THIRD. The purpose of the corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

FOURTH. The total number of shares of stock which the corporation shall have authority to issue is 100. All such shares are to be Common Stock, par value of $0.0001 per share, and are to be of one class.

FIFTH. Unless and except to the extent that the bylaws of the corporation shall so require, the election of directors of the corporation need not be by written ballot.

SIXTH. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the corporation is expressly authorized to make, alter and repeal the bylaws of the corporation.

SEVENTH. Any act or transaction by or involving the corporation, other than the election or removal of directors of the corporation, that, if taken by the corporation immediately prior to the effective time of the merger of Bakkt Merger Sub 1, Inc. with and into the corporation (the “Merger Effective Time”), would have required, for its adoption under the

DGCL or under the certificate of incorporation or bylaws of the corporation immediately prior to Merger Effective Time, the approval of the stockholders of the corporation, shall, pursuant to Section 251(g)(7)(A) of the DGCL, require, in addition to approval of the stockholders of the corporation, the approval of the stockholders of Bakkt NewCo Holdings, Inc., a Delaware corporation (or any successor by merger), by the same vote as would have been required by the DGCL and/or by the certificate of incorporation or bylaws of the corporation immediately prior to the Merger Effective Time.

EIGHTH. To the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, a director or officer of this corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director or officer. Any repeal or modification of this ARTICLE EIGHTH shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

NINTH. The corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this certificate of incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of any nature conferred upon stockholders, directors or any other persons by and pursuant to this certificate of incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

EXHIBIT C

FORM OF SURVIVING CORPORATION BY-LAWS

[See attached.]

BYLAWS

OF

BAKKT INTERMEDIATE HOLDINGS, INC.

ARTICLE I

Stockholders

Section 1.1. Annual Meetings. An annual meeting of stockholders of Bakkt Intermediate Holdings, Inc. (the “Corporation”) for the election of directors and for the transaction of any other proper business shall be held at such date, time and place (either within or without the State of Delaware) or may not be held at any place, but may instead be held solely by means of remote communication, as may be designated by the Corporation’s board of directors (the “Board of Directors”) from time to time.

Section 1.2. Special Meetings. Special meetings of stockholders of the Corporation (a) may be called at any time by the chairperson of the Board of Directors (the “Chair”), if any, the vice chairperson of the Board of Directors (the “Vice Chair”), if any, the president of the Corporation (the “President”), or the Board of Directors, to be held at such date, time and place (either within or without the State of Delaware) or may not be held at any place, but may instead be held solely by means of remote communication, as may be stated in the notice of the meeting, and (b) shall be called by the secretary of the Corporation (the “Secretary”) upon the written request, stating the purpose of the meeting, of stockholders of the Corporation who together own of record a majority of the outstanding shares of each class of stock of the Corporation entitled to vote at such meeting.

Section 1.3. Notice of Meetings.

(a) Whenever stockholders of the Corporation are required or permitted to take any action at a meeting, a written notice of the meeting shall be given stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders of the Corporation and proxyholders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders of the Corporation entitled to vote at the meeting, if such date is different from the record date for determining stockholders of the Corporation entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by applicable law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder of the Corporation entitled to vote at such meeting as of the record date for determining the stockholders of the Corporation entitled to notice of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder of the Corporation at such stockholder’s address as it appears on the records of the Corporation.

(b) In addition, if a stockholder of the Corporation has consented to receive notices by a form of electronic transmission, then, so long as such consent has not been properly revoked by such stockholder or deemed revoked pursuant to Section 232(a) of the General Corporation Law of the State of Delaware, as may be amended from time to time (the “DGCL”), such notice (i) by facsimile telecommunication, or by electronic mail, shall be deemed to be given when directed to a number or an electronic mail address, respectively, at which such stockholder has consented to receive notice, (ii) by a posting on an electronic network together with separate notice to such stockholder of such specific posting shall be deemed given, upon the later of (A) such posting, and (B) the giving of such separate notice, and (iii) by any other form of electronic transmission, shall be deemed to be given when directed to such stockholder.

(c) For purposes of these bylaws (these “Bylaws”), “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

(d) Notice shall be deemed to have been given to all stockholders of the Corporation of record who share an address if notice is given in accordance with the “householding” rules set forth in the rules of the Securities and Exchange Commission under the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, in each case as may be amended from time to time, and Section 233 of the DGCL.

Section 1.4. Adjournments and Postponements.

(a) Subject to applicable law, any meeting of stockholders of the Corporation, annual or special, may be adjourned from time to time, to reconvene at the same or some other place, if any, thereof, and the means of remote communications, if any, and notice need not be given of any such adjourned meeting if the time and place and/or means of remote communication (as applicable) thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of the Corporation of record entitled to vote at such meeting.

(b) In addition, subject to applicable law, any meeting of stockholders of the Corporation, annual or special, may be postponed by the Board of Directors at any time before such meeting has been convened, and such postponement shall be considered a cancellation of the originally noticed meeting. Notice of the postponed meeting shall be given to each stockholder of the Corporation of record entitled to vote at the meeting.

Section 1.5. Quorum.

(a) At each meeting of stockholders of the Corporation, except where otherwise provided by applicable law or the certificate of incorporation, as may be amended, restated or amended and restated from time to time in accordance with its terms and applicable law (the “Charter”), or these Bylaws, the holders of a majority of the issued and outstanding shares of stock of the Corporation entitled to vote on a matter at the meeting, present in person or represented by proxy, shall constitute a quorum. In the absence of a quorum of the holders of any class of stock of the Corporation entitled to vote on a matter, either (i) the holders of such class so present or represented may, by majority vote, adjourn the meeting of such class from time to time in the manner provided by Section 1.4(b) of these Bylaws until a quorum of such class shall be so present or represented or (ii) the chairperson of the meeting may on his or her own motion adjourn the meeting from time to time in the manner provided by Section 1.4(b) of these Bylaws until a quorum of such class shall be so present and represented without the approval of the stockholders of the Corporation who are present in person or represented by proxy and entitled to vote, without notice other than announcement at the meeting.

(b) Shares of the Corporation’s own capital stock belonging, on the record date for determining stockholders of the Corporation entitled to vote at the meeting, to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Section 1.6. Organization. Meetings of stockholders of the Corporation shall be presided over by the Chair, if any, or, in the absence of the Chair or if the Chair is unable to act, by the Vice Chair, if any, or, in the absence of the Vice Chair or if the Vice Chair is unable to act, by the President or, in the absence of the President or if the President is unable to act, by a vice president of the Corporation or, in the absence of the foregoing persons or if the foregoing persons are unable to act, by a chairperson designated by the Board of Directors or, in the absence of such designation or if such designee is unable to act, by a chairperson chosen at the meeting. The Secretary or, in the absence of the Secretary or if the Secretary is unable to act, an assistant secretary of the Corporation, shall act as secretary of the meeting, but in the absence of the Secretary and any assistant secretary of the Corporation or if neither is able to act, the chairperson of the meeting may appoint any person to act as secretary of the meeting. The order of business at each such meeting shall be as determined by the chairperson of the meeting. The chairperson of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls.

Section 1.7. Voting; Proxies.

(a) Unless otherwise provided in the Charter, each stockholder of the Corporation entitled to vote at any meeting of stockholders of the Corporation shall be entitled to one vote for each share of capital stock of the Corporation held by such stockholder who has voting power upon the matter in question.

(b) Each stockholder of the Corporation entitled to vote at a meeting of stockholders of the Corporation or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

(c) A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally; provided, however, that a stockholder of the Corporation may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary. Voting at meetings of stockholders of the Corporation need not be by written ballot and need not be conducted by inspectors unless the holders of a majority of the outstanding shares of all classes of stock of the Corporation entitled to vote thereon present in person or represented by proxy at such meeting shall so determine.

(d) Directors shall be elected by a plurality of the votes of the shares of the Corporation present in person or represented by proxy at the meeting and entitled to vote on the election of directors. In all other matters, unless otherwise provided by applicable law or by the Charter or these Bylaws, the affirmative vote of the holders of a majority of the shares of the Corporation present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders of the Corporation.

Section 1.8. Fixing Date for Determination of Stockholders of Record.

(a) In order that the Corporation may determine the stockholders of the Corporation entitled to notice of any meeting of stockholders of the Corporation or any adjournment thereof or, if necessary, any postponement thereof effected pursuant to Section 1.4(b) of these Bylaws, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders of the Corporation entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders of the Corporation entitled to notice of and to vote at a meeting of stockholders of the Corporation shall be at the close of business in the State of Delaware on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business in the State of Delaware on the day next preceding the day on which the meeting is held. A determination of stockholders of the Corporation of record entitled to notice of or to vote at a meeting of stockholders of the Corporation shall apply to any adjournment of the meeting or, if necessary, any postponement of the meeting effected pursuant to Section 1.4(b) of these Bylaws; provided, however, that the Board of Directors may fix a new record date for determination of stockholders of the Corporation entitled to vote at the adjourned or, if necessary, any postponed meeting, and in such case shall also fix as the record date for stockholders of the Corporation entitled to notice of such adjourned or postponed meeting the same or an earlier date as that fixed for determination of stockholders of the Corporation entitled to vote in accordance with the foregoing provisions of this Section 1.8 at the adjourned or postponed meeting.

(b) In order that the Corporation may determine the stockholders of the Corporation entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders of the Corporation entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, to its principal place of business, to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders of the Corporation are recorded or otherwise (taking into account any processes and procedures instituted by the Corporation pursuant to Section 6.6 of these Bylaws). Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders of the Corporation entitled to consent to corporate action in writing without a meeting shall be at the close of business in the State of Delaware on the day on which the Board of Directors adopts the resolution taking such prior action.

(c) In order that the Corporation may determine the stockholders of the Corporation entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to the effectiveness of such action. If no record date is fixed, the record date for determining stockholders of the Corporation for any such purpose shall be at the close of business in the State of Delaware on the day on which the Board of Directors adopts the resolution relating thereto.

Section 1.9. List of Stockholders Entitled to Vote. The Secretary shall prepare, or cause to be prepared, at least ten days before every meeting of stockholders of the Corporation, a complete list of the stockholders of the Corporation entitled to vote at the meeting; provided, however, if the record date for determining the stockholders of the Corporation entitled to vote is less than ten days before the meeting date, the list shall reflect the stockholders of the Corporation entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing in this Section 1.9 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder of the Corporation for any purpose germane to the meeting for a period of at least ten days prior to the meeting: (a) on a reasonably accessible electronic network; provided that the information required to gain access to such list is provided with the notice of the meeting; or (b) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a place, then a list of stockholders of the Corporation entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder of the Corporation who is present. If the meeting is to be held solely by means of remote communication, then such list shall also be open to the examination of any stockholder of the Corporation during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.

Section 1.10. Consent of Stockholders in Lieu of Meeting.

(a) Unless otherwise provided in the certificate of incorporation (as may be amended, restated or amended and restated from time to time in accordance with its terms and applicable law, the “Charter”), any action required by applicable law to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of the Corporation entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery (i) to its registered office in the State of Delaware by hand or by certified mail or registered mail, return receipt requested, (ii) to its principal place of business, (iii) to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders of the Corporation are recorded or (iv) otherwise (taking into account any processes and procedures instituted by the Corporation pursuant to Section 6.6 of these Bylaws).

(b) No written consent shall be effective to take the corporate action referred to therein unless written consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner required by this Section 1.10 within sixty days of the first date on which a written consent is so delivered to the Corporation.

(c) A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder of the Corporation or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written and signed for the purposes of this Section 1.10; provided, that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Corporation can determine (i) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder of the Corporation or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (ii) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery (A) to its registered office in the State of Delaware by hand or by certified or registered mail, return receipt requested, (B) to its principal place of business, (C) to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded or (D) otherwise (taking into account any processes and procedures instituted by the Corporation pursuant to Section 6.6 of these Bylaws). Notwithstanding the foregoing limitations on delivery, consents given by telegram, cablegram or other electronic transmission, may be otherwise delivered to the principal place of business of the Corporation, to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded or otherwise (taking into account any processes and procedures instituted by the Corporation pursuant to Section 6.6 of these Bylaws) if, to the extent and in the manner provided by resolution of the Board of Directors, these Bylaws or the Charter. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

(d) Any person executing a consent may provide, whether through instruction to an agent or otherwise, that such a consent will be effective at a future time (including a time determined upon the happening of an event), no later than sixty days after such instruction is given or such provision is made, if evidence of such instruction or provision is provided to the Corporation. Unless otherwise provided, any such consent shall be revocable prior to its becoming effective.

ARTICLE II

Board of Directors

Section 2.1. Powers; Number; Qualifications. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by applicable law or the Charter. The Board of Directors shall consist of one or more members (each of whom shall be a natural person), the number thereof to be determined from time to time by the Board of Directors. Directors need not be stockholders of the Corporation.

Section 2.2. Election; Term of Office; Death; Resignation; Removal; Vacancies.

(a) Each director shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Any director may resign at any time upon written notice to the Board of Directors or to the President or the Secretary. Such resignation shall be effective when it is delivered unless the resignation specifies a later effective date or an effectiveness determined upon the happening of an event or events, in which case it shall be effective at such later date or upon the happening of such event or events, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective.

(b) Unless otherwise provided in the Charter or these Bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders of the Corporation having the right to vote as a single class or from any other cause may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director. Any director elected or appointed to fill a vacancy shall hold office until the next annual meeting of the stockholders of the Corporation and his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

(c) Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares of the Corporation then entitled to vote at an election of directors.

Section 2.3. Regular Meetings. Subject to Section 2.5 of these Bylaws, regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined notice thereof need not be given.

Section 2.4. Special Meetings. Subject to Section 2.5 of these Bylaws, special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the President, the Secretary or by any two directors. Reasonable notice thereof shall be given by the person or persons calling the meeting.

Section 2.5. Participation in Meetings by Conference Telephone Permitted. Unless otherwise restricted by the Charter or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or of such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 2.5 shall constitute presence in person at such meeting.

Section 2.6. Quorum; Vote Required for Action. Unless the Charter provides otherwise, at all meetings of the Board of Directors, one-third of the entire Board of Directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the Charter or these Bylaws shall require a vote of a greater number. In case at any meeting of the Board of Directors a quorum shall not be present, the members of the Board of Directors present may adjourn the meeting from time to time until a quorum shall be present.

Section 2.7. Organization. Meetings of the Board of Directors shall be presided over by the President or, in the absence of the President or if the President is unable to act, by a vice president of the Corporation or, in the absence of the foregoing persons or if the foregoing persons are unable to act, by a chairperson designated by the Board of Directors at the meeting. The Secretary or, in the absence of the Secretary or if the Secretary is unable to act, an assistant secretary of the Corporation, shall act as secretary of the meeting, but in the absence of the Secretary and any assistant secretary of the Corporation, the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 2.8. Action by Directors Without a Meeting. Unless otherwise restricted by the Charter or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, or by electronic transmission and the writing or writings or electronic transmission or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action will be effective at a future time (including a time determined upon the happening of an event), no later than sixty days after such instruction is given or such provision is made and such consent shall be deemed to have been given for purposes of this Section 2.8 at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective.

ARTICLE III

Committees of the Board of Directors

Section 3.1. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors or in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation (if any) to be affixed to all papers that may require it, but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders of the Corporation, any action or matter (other than the election or removal of directors) expressly required by applicable law to be submitted to stockholders of the Corporation for approval; (b) adopting, amending or repealing these Bylaws; or (c) removing or indemnifying directors.

Section 3.1. Committee Rules; Quorum. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may adopt, amend or repeal rules for the conduct of its business. In the absence of a provision by the Board of Directors or a provision in the rules of such committee to the contrary, a majority of the directors then serving on such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these Bylaws.

ARTICLE IV

Officers

Section 4.1. Officers; Election. From time to time, the Board of Directors shall elect a President and a Secretary. The Board of Directors may also elect one or more vice presidents, one or more assistant vice presidents, one or more assistant secretaries, a treasurer or one or more assistant treasurers or such other officers of the Corporation as the Board of Directors may deem desirable and may give any of them such further designations or alternate titles as it considers desirable. Any number of offices of the Corporation may be held by the same person unless the Charter or these Bylaws provide otherwise. The election of an officer of the Corporation shall not in and of itself create any contractual rights.

Section 4.2. Term of Office; Death; Resignation; Removal; Vacancies. Unless otherwise provided in the resolution of the Board of Directors electing any officer of the Corporation, each officer of the Corporation shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Any officer of the Corporation may resign at any time upon written notice to the Board of Directors or to the President or the Secretary of the Corporation. Such resignation shall be effective when it is delivered unless the resignation specifies a later effective date or an effectiveness determined upon the happening of an event or events, in which case it shall be effective at such later date or upon the happening of such event or events, and unless otherwise specified therein, no acceptance of such resignation shall be necessary to make it effective. The Board of Directors may remove any officer of the Corporation with or without cause at any time. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board of Directors at any regular or special meeting.

Section 4.3. Powers and Duties. The officers of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated in these Bylaws or in a resolution of the Board of Directors that is not inconsistent with these Bylaws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Secretary shall have the duty to record the proceedings of the meetings of the stockholders of the Corporation, the Board of Directors and any committees in a book to be kept for that purpose. Unless otherwise required by applicable law, all contracts or other agreements, understandings, arrangements or instruments of the Corporation shall be executed on behalf of the Corporation by the President or any vice president of the Corporation, such other employee of the Corporation authorized in writing by the President or any vice president of the Corporation, with such limitations or restrictions as may be authorized by the Board of Directors. In case any officer is absent, or for any other reason that the Board of Directors may deem necessary or desirable, the President or the Board of Directors may delegate for the time being the powers or duties of such officer to any other officer or to any director. The Board of Directors may require any employee of the Corporation (including, without limitation, any officer of the Corporation) or any agent of the Corporation to give security for the faithful performance of his or her duties.

ARTICLE V

Stock

Section 5.1. Stock Certificates. The shares of stock in the Corporation shall be represented by certificates; provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares of the Corporation represented by a certificate theretofore issued until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution or resolutions by the Board of Directors, every holder of stock of the Corporation represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by any two authorized officers of the Corporation, representing the number of shares of stock in the Corporation owned by such holder. If such certificate is manually signed by one officer or manually countersigned by a transfer agent or by a registrar, any other signature on the certificate may be a facsimile or other reliable reproduction. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. Except as otherwise expressly provided by applicable law, the rights and obligations of the holders of uncertificated shares of the Corporation and the rights and obligations of the holders of certificates representing stock of the same class and series of stock of the Corporation shall be identical.

Section 5.2. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock or, if applicable, uncertificated shares of the Corporation in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

ARTICLE VI

Miscellaneous

Section 6.1. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

Section 6.2. Seal. The Corporation may have a corporate seal that shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 6.3. Waiver of Notice of Meetings of Stockholders, Directors and Committees. Whenever notice is required to be given under applicable law or any provision of the Charter or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders of the Corporation, directors or members of a committee of directors of the Corporation need be specified in any written waiver of notice unless so required by the Charter or these Bylaws.

Section 6.4. Indemnification of Directors and Officers.

(a) To the fullest extent permitted by the applicable law, none of the individuals who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (individually, a “Covered Person” and, collectively, the “Covered Persons”) shall be liable to the Corporation or any other Covered Person for any loss, damage or claim reasonably incurred by reason of any act or omission performed or omitted by such Covered Person in good faith and in a manner believed to be within the scope of authority conferred on such Covered Person by these Bylaws, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s fraud, gross negligence, willful misconduct, bad faith or material breach of these Bylaws. Each Covered Person shall in the performance of his or her duties under these Bylaws be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees designated by the Board of Directors, or by any other person (including any attorney, independent accountant, appraiser or other expert or professional employed or engaged by or on behalf of the Corporation) as to the matters the Covered Person reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

(b) To the fullest extent permitted by the applicable law, the Corporation agrees to indemnify, pay and hold each Covered Person harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including any interest and penalties, out-of-pocket expenses and the fees and disbursements of counsel for such Covered Person in connection with any investigative, administrative or judicial proceedings, whether or not such Person shall be designated a party thereto), whether absolute, accrued, conditional or otherwise and whether or not resulting from third-party claims, which may be imposed on, incurred by, or asserted against any such Covered Person, in any manner relating to or arising out of any act or omission performed or omitted by such Covered Person on behalf of the

Corporation by reason of the fact that it, he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, manager, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person that is determined by a final, non-appealable decision of a court of competent jurisdiction to have resulted from such Covered Person’s fraud, gross negligence, willful misconduct or bad faith with respect to such acts or omissions.

(c) The Corporation shall promptly reimburse (and/or advance to the extent reasonably required) each Covered Person for reasonable legal or other expenses (as incurred) of such Covered Person in connection with investigating, preparing to defend or defending any claim, lawsuit or other proceeding relating to any Losses for which such Covered Person may be indemnified pursuant to this Section 6.4(c) so long as the Corporation shall have received an undertaking by or on behalf of such Indemnitee to promptly repay such amounts (an “Undertaking”) if it shall ultimately be determined by a final and binding judicial decision rendered by a court as contemplated by Section 145(k) of the DGCL that such Covered Person is not entitled to be indemnified for such expenses under this Section 6.4 or Section 145(e) of the DGCL.

(d) The Corporation may maintain insurance, at its option and expense, to protect itself and the Covered Persons against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Delaware law.

(e) Notwithstanding anything contained herein to the contrary, any indemnity by the Corporation relating to the matters covered in this Section 6.4(e) shall be provided out of and to the extent of the Corporation’s assets only, and the sole stockholder of the Corporation shall not have personal liability on account thereof or shall be required to make additional capital contributions to satisfy such indemnity.

(f) Any amendment, repeal or modification of any provision of this Section 6.4(f) shall not adversely affect any right or protection of a Covered Person existing at the time of such amendment, repeal or modification.

Section 6.5. Interested Directors; Quorum. No contract or other agreement, understanding, arrangement or instrument or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or equivalents, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or other agreement, understandings arrangement or instrument or transaction, or solely because his or her or their votes are counted for such purpose, if the material facts as to his or her relationship or interest and as to the contract or other agreement, understanding, arrangement or instruments or transaction are disclosed or are known to the stockholders of the Corporation entitled to vote thereon, and the contract or other agreement, understanding, arrangement or instruments or transaction is specifically approved in good faith by vote of the stockholders of the Corporation. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors that authorizes the contract or other agreement, understanding, arrangement or instruments or transaction.

Section 6.6. Form of Records. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger (as such term is defined in Section 219(c) of the DGCL), books of account, and minute books, may be kept on, or be in the form of, any information storage device or method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases); provided that the records so kept can be converted into clearly legible form within a reasonable time, and with respect to the stock ledger, that the records so kept satisfy clauses (i) through (iii) of Section 224 of the DGCL. The Corporation shall so convert any records so kept upon the request of any person entitled by law to inspect such records in accordance with law.

Section 6.7. Conflict with Applicable Law or Certificate of Incorporation. These Bylaws are adopted subject to any applicable law and the Charter. Whenever these Bylaws may conflict with any applicable law or the Charter, such conflict shall be resolved in favor of such law or the Charter, as applicable.

Section 6.8. Amendment or Repeal. These Bylaws may be amended or repealed, and new bylaws adopted, by the Board of Directors, but the stockholders of the Corporation entitled to vote may adopt additional bylaws and may amend or repeal any bylaw whether or not adopted by them.